AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 2006

REGISTRATION NO. 333-44210

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERIVEST PROPERTIES INC.

(Exact name of registrant as specified in its charter)

MARYLAND	84-1240264
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1780 South Bellaire Street, Suite 100
Denver, Colorado 80222
(303) 297-1800
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Charles K. Knight, Chief Executive Officer
1780 South Bellaire Street, Suite 100
Denver, Colorado 80222
(303) 297-1800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies To

Peter H. Schwartz
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
(303) 892-9400

Approximate date of commencement of proposed sale to the public:  Not applicable

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the registration statement filed on August 21, 2000 by AmeriVest Properties Inc., a Maryland corporation (“AmeriVest”) on Form S-3, File No. 333-44210  (the “Original Registration Statement”) with the Securities and Exchange Commission, which Original Registration Statement was subsequently declared effective.  On November 3, 2006, AmeriVest’s Board of Directors approved the termination of AmeriVest’s Dividend Reinvestment Plan.  Accordingly, AmeriVest hereby removes and withdraws from registration all securities registered under the Original Registration Statement that remain unissued.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-44210 to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on December 13, 2006.

AMERIVEST PROPERTIES INC.

By:	/s/ Sheri Henry
Sheri Henry
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement No. 333-44210 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer (Principal	December 13, 2006
Charles K. Knight	Executive Officer)

/s/ Sheri Henry	Chief Financial Officer (Principal	December 13, 2006
Sheri Henry	Financial and Accounting Officer)

*	Director	December 13, 2006
Robert Holman, Jr.

*	Director	December 13, 2006
John L. Labate

*	Director	December 13, 2006
Jerry J. Tepper

* By :	/s/ Sheri Henry
Sheri Henry, Attorney-in-fact

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